                                                                   EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 15th day of May, 2000 (the "Effective Date"), by and among EMPIRE TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), EMPIRE TELECOM SERVICES, INC. a Georgia corporation (the "Subsidiary), solely in its capacity as guarantor, and MICHAEL
E. BRITT, JR. (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Employee, and the Company and the Employee desire to enter into an employment agreement to establish the rights and obligations of the Employee and the Company in such employment relationship;

         WHEREAS, the terms of this Agreement have been approved by the Board of Directors of the Company;

         NOW, THEREFORE, and in consideration of the mutual covenants herein contained, the Company and the Employee hereby mutually agree as follows:

         1. Employment and Duties. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth. The Employee shall serve as a Vice President of the Company and as President and Chief Operating Officer of the Subsidiary. In such capacities, the Employee shall have all powers, duties, and obligations as are normally associated with such positions. The Employee shall further perform such other duties related to the business of the Company or its Affiliate (as defined below), including travel, as may from time to time be reasonably requested of him by the Company's Board of Directors. The Employee shall devote all of his skills, time, and attention solely and exclusively to said position and in furtherance of the business and interests of the Company except for:

                  (a) time spent in managing his personal, financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and

                  (b) periods of vacation to which he is entitled.

         2. Term of Employment. Unless otherwise terminated in accordance with the terms hereof, the term of this Agreement shall be three (3) years commencing on the date hereof; provided, however, that unless the Company gives written notice to the Employee, or vice versa, at least six (6) months prior to the expiration of the original term, or the expiration of any subsequent renewal thereof, the term shall be extended for an additional year (such term, including any renewals thereof, is referred to herein as the "Employment Term").

         3. Compensation.

                  (a) Base Salary. For such services, the Employee shall receive a minimum annual base salary at the rate of $140,000.00 per year, commencing on the Effective Date and ending December 31, 2000 and, effective January 1, 2001, annual base salary rate shall be increased to $225,000 (the "Salary"). In addition, the compensation committee of the Board of Directors of the Company shall conduct an annual review to determine Employee's eligibility to receive a raise in his Salary in each year of the Employment Term based upon both cost-of-living adjustments and the performance of the Company during the annual period. In the event the Salary is increased, the amount of the prior Salary, together with any increase(s), shall be Employee's new Salary. The Salary shall be payable in equal installments, no less frequently than semi-monthly, in accordance with the Company's regular payroll practices. The Salary shall be prorated on a daily basis for the years or months, as the case may be, in which Employee commences or terminates his employment relationship hereunder.

                  (b) Signing Bonuses. The Employee shall be entitled to a lump sum cash payment of $20,000 upon execution of this Agreement; an additional lump sum cash payment of $25,000 on December 31, 2000; and an additional lump sum cash payment of $25,000 upon completion of the Company's initial public offering.

                  (c) Annual Bonus. The Employee shall be entitled to an annual bonus opportunity, based upon performance criteria mutually agreed upon by the Company and the Employee, with a target bonus equal to fifty percent (50%) of Salary. The maximum bonus opportunity shall be determined by the Board of Directors of the Company from time to time. Any bonuses earned will be paid within ninety (90) days following the close of the Company's fiscal year.

                  (d) Long-Term Compensation. The Employee shall be entitled to participate in such long-term incentive compensation programs, including, but not limited to, equity incentives, as may be developed from time to time for the senior management of the Company and the Subsidiary. As an inducement to the Employee entering into this Agreement, the Employee shall be granted an option in accordance with Exhibit A, with such option being subject to the terms set forth in Exhibits A-1 and B.

         4. Benefits. The Company shall further provide Employee with all health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plans, paid holidays and vacations, expense reimbursement policies, moving and relocation policies, perquisites, and such other fringe benefits of employment as the Company may provide from time to time to actively employed senior executives of the Company who are similarly situated. In addition, during the term of this Agreement (including extensions thereof) the Company shall provide the Employee:

                  (a) reimbursement for all reasonable expenses incurred by the Employee in connection with the conduct of the Company's business on presentation of reasonable and appropriate receipts and in accordance with the Company's regular reimbursement policy applicable to senior executives;

                  (b) an individual disability insurance policy, at the Company's expense, in addition to the long-term disability insurance which replaces at least 60% of the Employee's monthly Salary; and

                  (c) a minimum of 4 weeks of paid vacation per year.

         5. Covenants of Employee.

                  (a) The terms below shall have the following meanings:

                           (i) "Affiliate" shall mean any individual or any
                  corporation, limited liability company, partnership, joint venture, association or other entity or enterprise that directly or indirectly controls, is controlled by, or is under common control with, the indicated person or entity;

                           (ii) "Competitive Services" shall mean the provision
                  of competitive local exchange, data, long distance, and internet communications services as a carrier to end users, which are the services provided by the Company as of the date of execution hereof;

                           (iii) "Entity" shall mean any individual or any
                  corporation, limited liability company, partnership, joint venture, association or other entity or enterprise other than the Company or its respective Affiliates;

                           (iv) "Principal" or "Representative" shall mean a
                  principal, owner, partner, shareholder, joint venturer, investor, trustee, director, officer, manager, employee, agent, representative or consultant;

                           (v) "Protected Customers" shall mean customers of the
                  Company or its Affiliates within the United States of America with whom Employee had material contact during his employment with the Company, or about whom Employee learned Confidential Information (as defined below), during the one year period immediately prior to the date of execution hereof;

                           (vi) "Protected Employees" shall mean individuals
                  providing professional services to the Company or its Affiliates who are then employed or leased by the Company or its Affiliates or who were so employed or leased by the Company or its Affiliates at any time during the one-year period immediately prior to the termination of Employee's employment; and

                           (vii) "Services" shall mean executive, managerial, or
                  financial services related to the provision of Competitive Services, which are the services provided by Employee for or on the Company's behalf during his employment with the Company and as of the date of execution hereof.

                  (b) During the Employment Term and for a period of one (1) year immediately following termination of Employee's employment pursuant to
Section 10, 11, or 12 hereof, Employee shall not, directly or indirectly, on Employee's own behalf or as a Principal or Representative of any Entity:

                           (i) provide Services within a 50-mile radius of any
                  of the locations where Employee has performed Services for the Company or its Affiliates during the last year of employment with the Company, as listed on Exhibit C hereto and incorporated herein by reference (the "Territory"), to any Entity engaged in providing Competitive Services. In the event that, and each time during Employee's employment with the Company or its Affiliates, the Territory in which Employee performs services or the duties which Employee performs changes, Employee and the Company shall amend Exhibit C as necessary to reflect such change;

                           (ii) call upon, solicit, induce, recruit or attempt
                  to solicit any Protected Employee for the purpose or with the intent of enticing such Protected Employee away from or out of the employ of, or other business relationship with, the Company or its Affiliates or to enter employment or other business relationship with any other Entity engaged in providing Competitive Services;

                           (iii) solicit or call upon any Protected Customer for
                  the purpose of providing Competitive Services;

                           (iv) call upon any prospective acquisition candidate
                  either (A) called upon by the Company or its Affiliates or (B) for which the Company or its respective Affiliates made an acquisition analysis, and, in either case, with whom Employee had material contact or about whom Employee learned Confidential Information (as defined below) during the three
                  (3) year period immediately prior to the termination of Employee's employment (or shorter period, if Employee has not then been employed by Company for three (3) years), for the purpose of acquiring such entity.

                  (c) Notwithstanding anything contained in this Section 5 to the contrary, nothing shall prevent the Employee from: (i) having a financial interest in a publicaly-traded competitor of the Company if that interest is in the form of ownership of less than five (5%) percent of the outstanding stock of such company; and/or (ii) engaging in activities otherwise prohibited by this section if the Employee receives the prior approval of the Board of Directors of the Company which approval must be based upon a finding that there is no actual conflict of interest (such approval shall not be unreasonably withheld).

                  (d) The covenants in this Section 5 are severable and separate, and if any specific covenant is found to be unenforceable, the provisions of any other covenant shall not be affected. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deans reasonable and the Agreement shall thereby be reformed.

         6. Confidential Information.

                  (a) The terms below shall have the following meanings;

                           (i) "Trade Secrets" shall mean the trade secrets of
                  the Company and its subsidiaries and affiliates as defined in the Georgia Trade Secrets Act.

                           (ii) "Confidential Information" shall mean
                  information of the Company, other than Trade Secrets, and its subsidiaries and affiliates, its licensors, vendors, suppliers, customers or prospective licensors, vendors, suppliers or customers, that is of value to its owner and is treated as confidential, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, future business plans, licensing strategies, advertising campaigns, information regarding executives and employees, and the terms and conditions of this Agreement. Confidential Information shall not include any data or information that (x) has been voluntarily disclosed to the general public by the Company, (y) has been independently developed and disclosed to the general public by others, or
                  (z) otherwise enters the public domain through lawful means.

                  (b) The Company may disclose to Employee certain Trade Secrets and Confidential Information. Employee acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Employee may use the Trade Secrets and Confidential Information solely for the benefit of the Company while Employee is employed or retained by the Company. Except in the performance of services for the Company, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or Confidential Information or any portion thereof. Employee agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto.

                  (c) Employee's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Employee is employed or retained by the Company and for two (2) years thereafter.

                  (d) Employee acknowledges that existing or prospective customers of the Company may be companies which are publicly traded and subject to various rules and regulations of the Securities and Exchange Commission. Employee acknowledges that the Company has a policy that no one associated with the Company may trade in securities of any customer of the Company or the Company itself based on material, nonpublic information concerning the customer. Additionally, the Company expressly forbids the unauthorized disclosure of any nonpublic information acquired by anyone associated with the Company relating to a customer of the Company. Employee shall notify the Company prior to trading the securities of any customer or Securities of the Companies.

                  (e) Nothing contained herein shall be deemed to waive any of the Company's rights or remedies under any applicable trade secrets acts, including, but not limited to, the Georgia Trade Secrets Act.

                  (f) Upon termination of employment for any reason, Employee shall return immediately to the Company all documents, property, computerized information, and other records of the Company, and all copies thereof, within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information or any portion thereof.

         7. Ownership. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future while employed by the Company (whether developed during work hours or not) and which either (i) relate to the present or anticipated business, research, developments, tests, products, work or activities of the Company or (ii) result from or are suggested by any work Employee may do for the Company. All Work Product shall be considered work made for hire by the Employee and owned by the Company. If any of the Work Product may not, by operation of the law, be considered work made for hire by Employee for the Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Employee hereby assigns to the Company, and upon the future creation thereof automatically assigns to the Company, without further consideration, the ownership of all Work Product. The Company shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Work Product that are reasonably requested by the Company.

         8. Equitable Relief. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Companies for damages suffered. Accordingly, Employee agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law or equity, including the recovery of damages for breach of this Agreement.

         9. No Defense. The existence of any claim, demand, action or cause of action that Employee may have against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants contained in Sections 5, 6, 7 and 8 hereof.

         10. Termination Without Compensation. The Employee may be terminated prior to the expiration of the Employment Term upon:

                  (a) written notice to the Employee upon the occurrence of either of the following:

                           (i) the substantiated commission by the Employee of
                  any deliberate and premeditated act involving moral turpitude materially detrimental to the Company's economic interests; or

                           (ii) the conviction of the Employee of a felony.

                  (b) upon thirty (30) days prior written notice by the Company to the Employee upon the occurrence of any of the following:

                           (i) the willful damage of a material nature directly
                  caused by the Employee to the Company's economic interests; or

                           (ii) Employee's gross negligence in connection with
                  the performance of his duties that is materially detrimental to the Company's economic interests;

unless the Employee has cured the condition to the reasonable satisfaction of the Company within the 30-day period following receipt of any such written notice.

                  (c) ten (10) days' written notice by Employee to the Company if the Employee resigns without Good Reason as defined in Section 12.

Upon such termination, the parties hereto shall be relieved of any obligations under this Agreement (except for any obligations set forth in Sections 5, 6, 7, 8, 15 and 16, thereof) from and after the effective date of Employee termination.

         11. Termination By the Company Without Cause. In the event the Employee's employment hereunder is terminated during the Employment Term by the Company for any reason other than those specified in Section 10 above, the Company shall pay to Employee, as severance compensation for such termination, an amount equal to the sum of Salary and that year's target bonus amount multiplied by three, payable in cash in a lump sum as soon as practicable following such termination. In addition, the Employee's rights and interests in any warrants and options through the date of termination and all other benefits in which Employee is then a participant (subject to the terms of such benefit plans) upon such termination, shall immediately vest in full and be exercisable by Employee without restriction. Company agrees to undertake to provide piggyback registration rights to Employee with respect to such underlying shares on future registration statements to filed by the Company with the United States Securities and Exchange Commission (excluding registration statements under form 5-4 or any successor forms).

         12. Employee's Right to Terminate With Good Reason.

                  (a) The terms below shall have the following meanings;

                           (i) "Good Reason" shall mean the occurrence of one of
                  the following events.

                                    (u) The Employee's title is changed in a materially adverse manner or his duties or responsibilities are materially diminished.

                                    (v) The Employee's Salary is reduced for any reason other than in connection with the termination of his employment.

                                    (w) For any reason other than in connection with the termination of the Employee's employment, the Company materially reduces any fringe benefit provided to the Employee hereunder below the level of such fringe benefit provided generally other actively employed similarly situated executives of the Company.

                                    (x) A change of over fifty (50) miles in the Employee's principal place of employment in Atlanta, Georgia.

                                    (y) The Company otherwise materially
                                    breaches, or is unable to perform its
                                    obligations under this Agreement.

                                    (z) The occurrence of a "Change of Control" as defined below.

                           (ii) "Change of Control" shall mean:

                                    (w) the acquisition by any individual,
                                    entity or group (within the meaning of
                                    Section 13(d)(3) or 14(d)(2) of the
                                    Securities Exchange Act of 1934, as amended
                                    (the "Exchange Act")) (a "Person") of
                                    beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (w), the following acquisitions shall not be deemed to result in a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of Subsection (y) below; and provided further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

                                    (x) individuals who as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                    (y) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of; respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                    (z) approval by the shareholders of the
                                    Company of a complete liquidation or
                                    dissolution of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Employee participates in a capacity other than in his capacity as executive or as a director of the Company.

                  (b) The Employee may terminate his employment at any time with Good Reason upon written notice to the Company. In the event that the Company is unable to cure the event which constitutes Employee's Good Reason for terminating the Agreement within thirty (30) days of such notice, the Company shall have the same obligations to the Employee as those set forth in Section
11. The failure by the Employee to set forth any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the executive from asserting such fact or circumstance in enforcing his rights hereunder.

         13. Death of the Employee. If the Employee dies during the Employment Term, (a) this Agreement shall terminate, and (b) the Company will pay to the Employee's estate the Employee's Salary through the end of the calendar month in which such death occurs. The Company benefit plans in which Employee was a participant prior to his death shall vest in full upon his death and be exercisable by Employee's estate, subject to the terms of such benefit plans.

         14. Compliance with Securities Laws. Employee agrees to comply with all applicable state and federal securities laws, rules, and regulations, as may be in effect from time to time,

         15. Governing Law. This Agreement is being made in the State of Georgia and shall be construed and enforced in accordance with the laws of the State of Georgia.

         16. Arbitration. The parties agree that with the exception of claims for injunctive relief, any dispute, claim or controversy of whatever nature arising out of or relating to the negotiation, execution, performance or breach of this Agreement or any other dealings between them shall be resolved solely by arbitration before three panel members in proceedings conducted in Atlanta, Georgia before the American Arbitration Association in accordance with its Commercial Arbitration Rules. The decision of a majority of said panel members shall be deemed conclusive, final and binding upon the parties; and may be entered as the judgment of any court of competent jurisdiction. The parties shall execute all submission agreements and other documents authorizing the submission of said dispute to arbitration for a final determination and award. The arbitration panel shall be empowered to award attorney's fees and expenses of arbitration (including expert witness fees) to the prevailing party in any such arbitration. Furthermore, with respect to any civil action instituted for injunctive relief, the parties hereby expressly agree to submit themselves to, and consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia. Nothing contained in this paragraph shall restrict or prevent any party from initiating a proceeding in equity before any court of competent jurisdiction to obtain a temporary restraining order, injunction or other equitable relief which said initiating party may have against the other.

         17. Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. The rights and obligations of the Company and the Subsidiary hereunder may be assigned only by operation of law in connection with a merger in which the Company or Subsidiary, as the case may be, is not the surviving corporation or in connection with the sale of substantially all of the assets of the Company or Subsidiary, and in the latter event such assignment shall not relieve the Company or Subsidiary of its obligations hereunder.

         18. Indemnification of Employee as a Director and Officer of the Companies. The Company hereby agrees that it shall indemnify Employee to the fullest extent permitted by applicable law, from and against all losses, costs, claims, judgments and expenses, as and when incurred by Employee by reason of his being or having been a director and/or an officer of the Company. The indemnification provided for herein shall not be deemed exclusive of any other rights to which Employee may be entitled under any by-law, agreement, insurance policy, vote of shareholders or otherwise.

         19. Guarantee. The Subsidiary hereby guarantees each and every obligation of the Company to the Employee, as set forth herein.

         20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Subsidiary, its successors and assigns.

         21. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (1) personally delivered to the intended recipient; (2) sent by certified or registered mall, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or (5) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, of, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Paragraph, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

         If to the Employee:        1069 St. James Crossing
                                    Atlanta, GA 30319


         If to the Company:         4501 Circle 75 Parkway
                                    Bldg. D-4210
                                    Atlanta, Georgia 30339


         22. Entire Agreement; Modification: This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         23. Waiver. No waiver by the Company of any breach by the Employee of this Agreement shall be construed to be a waiver as to succeeding breaches.

         24. Severability. In any provision or part of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof; and all other provisions and parts thereof shall continue in full force and effect.

         25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date and year first above written.

                                        THE COMPANY:

                                        EMPIRE TECHNOLOGY CORPORATION



                                        /s/ JAMES D. GRENFELL
                                        James D. Grenfell
                                        Vice President and CEO



                                        THE SUBSIDIARY:

                                        EMPIRE TELECOM SERVICES, INC.



                                        /s/ JAMES D. GRENFELL
                                         James D. Grenfell
                                         Vice President and CEO


                                        EMPLOYEE:

                                        /s/ Michael R. Britt, Jr.
                                        Michael E. Britt, Jr.

                                                                      PGFM DRAFT
                                                                     May 8, 2000


                                    EXHIBIT A

                               EMPLOYEE'S OPTIONS


         The option to be granted to Employee shall be made pursuant to the terms and conditions reflected by the form of Stock Option Grant Certificate attached as Exhibit A-1 hereto, except as otherwise set forth in this Exhibit A:

         1) An option for a total of 650,000 shares of Company common stock shall be granted to the Employee as soon as practicable at the exercise prices set forth in the Offer Letter signed by the Company and the Employee, dated as of April 21, 2000 (the "Offer Letter").

         2) The options shall be granted as incentive stock options, to the extent of permissible statutory limits.

         3) The options shall have maximum ten-year terms.

         4) Each option shall vest normally in accordance with the terms of the Offer Letter and shall become immediately vested in accordance with the terms of the Employment Agreement. In addition, in the event the Company successfully closes its initial public offering prior to the full vesting of any option, the option's vesting shall be advanced by one full year on the vesting schedule.

         5) The definition of "Cause" as used in the Stock Option Certificate shall be the same as used in the Employment Agreement.

                                    EXHIBIT C

                    EMPLOYEE'S WORK LOCATION(S) FOR PURPOSES

                          OF DEFINITION OF "TERRITORY"


                  4501 Circle 75 Parkway, Atlanta, Georgia 30339